Exhibit 15.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-111310) of Elron Electronic Industries Ltd pertaining to the Employees’ Stock Option Plans of Elron Electronic Industries Ltd. of our report dated January 30, 2005, with respect to the financial statements of ChipX (Israel) Limited (former name: Chip Express (Israel) Ltd), included in Elron Electronic Industries Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2005.

Haifa, Israel	/s/ KOST FORER GABBAY & KASIERER
June 25, 2006	A Member of Ernst & Young Global